UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Immediately following the termination by Image Entertainment, Inc., a Delaware corporation (the “Company”), of the Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with BTP Acquisition Company, LLC, a Delaware limited liability company (“BTP”), and IEAC, Inc., a Delaware corporation and wholly owned subsidiary of BTP, the Board of Directors of the Company approved an amendment (the “Rights Agreement Third Amendment”) to its Rights Agreement, dated as of October 31, 2005 (the “Rights Agreement”) with Computershare Trust Company, N.A., a Delaware corporation, as Rights Agent (the “Rights Agent”) to, among other things: (i) amend the definition of “acquiring person” in Section 1 of the Rights Agreement to decrease the threshold of percentage ownership of common stock of the Company in the definition from 30% to 15%, (ii) amend the definition of “distribution date” in Section 3(a) of the Rights Agreement to decrease the threshold of percentage ownership which would result from a tender or exchange offer, if successful, in the definition from 30% to 15%, and (iii) to include an exception to the percentage ownership thresholds contained in these definitions as they relate to Image Investors Co. and its affiliates and associates, which shall continue to be 30%. The Rights Agreement Third Amendment will not require a filing of an amendment to the Certificate of Designation of Series A Junior Participating Preferred Stock.

The Rights Agreement Third Amendment is further described in Item 3.03 below. The foregoing summary of the Rights Agreement Third Amendment, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Rights Agreement Third Amendment, which is filed as exhibit 4.1 hereto, and is incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On February 5, 2008, the Company terminated the Amended Merger Agreement. Pursuant to the notice of termination, the Company demanded prompt payment be made to the Company of the $4,200,000 business interruption fee owed to the Company pursuant to the terms of the Amended Merger Agreement. The notice of termination also constituted notice under that certain Guarantee, dated as of March 29, 2007 (the “Guarantee”), by CT1 Holdings, LLC and R2D2, LLC (the “Guarantors”) in favor of the Company, pursuant to which the Guarantors absolutely, irrevocably and unconditionally guaranteed, among other things, the prompt and complete payment in cash of the $4,200,000 business interruption. The notice of termination sent by the Company on February 5, 2008 is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On February 5, 2008, pursuant to the Irrevocable Trust Instructions, dated as of January 14, 2008 (the “Trust Instructions”), by and among the Company, BTP and Manatt, Phelps & Phillips, LLP (“Manatt”), the Company instructed Manatt to release the Deposit (as defined in the Trust Instructions) from Trust (as defined in the Trust Instructions) and pay directly to the Company. The notice of payment sent by the Company on February 5, 2008 is filed as Exhibit 99.2 and incorporated herein by reference.

On February 5, 2008, the Company issued a press release announcing, among other things, that it had terminated the Amended Merger Agreement, a copy of which is filed as Exhibit 99.3 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The description of the Rights Agreement Third Amendment set forth in Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

4.1	Amendment No. 3 to Rights Agreement, dated as of February 5, 2008, between Image Entertainment, Inc., a Delaware corporation, and Computershare Trust Company, N.A., a Delaware corporation, as Rights Agent.

99.1	Notice of termination of the Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2007 by and among Image Entertainment, Inc., BTP Acquisition Company, LLC and IEAC, Inc., sent by the Company on February 5, 2008.

99.2	Notice of payment, pursuant to the Irrevocable Trust Instructions, dated as of January 14, 2008, by and among Image Entertainment, Inc., BTP Acquisition Company, LLC and Manatt, Phelps & Phillips, LLP, sent by the Company on February 5, 2008.

99.3	Press release, dated February 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Date: February 6, 2008	By:	/s/ Dennis Hohn Cho

Dennis Hohn Cho
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 3 to Rights Agreement, dated as of February 5, 2008, between Image Entertainment, Inc., a Delaware corporation, and Computershare Trust Company, N.A., a Delaware corporation, as Rights Agent.

99.1	Notice of termination of the Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2007 by and among Image Entertainment, Inc., BTP Acquisition Company, LLC and IEAC, Inc., sent by the Company on February 5, 2008.

99.2	Notice of payment, pursuant to the Irrevocable Trust Instructions, dated as of January 14, 2008, by and among Image Entertainment, Inc., BTP Acquisition Company, LLC and Manatt, Phelps & Phillips, LLP, sent by the Company on February 5, 2008.

99.3	Press release, dated February 5, 2008.